UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2007

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51887	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 15, 2007, Neuro-Hitech, Inc. (the “Company”) concluded its previously disclosed private offering of up to $9.3 million of Company common stock and warrants (the “Offering”). The securities sold on March 15, 2007, together with previous sales, including the initially reported sales, resulted in the aggregate sale by the Company of 1,076,396 shares of the Company’s common stock and the issuance of 538,198 warrants. The common stock was sold in the Offering at a price of $5.125 per share and the exercise price of the warrants is $7.00 per share. The Company received aggregate proceeds of $5,516,530 from the sale of securities pursuant to the Offering.

The securities issued in the Offering were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder.

A copy of a press release announcing the closing of the Offering is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated March 21, 2007 issued by Neuro-Hitech, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: March 26, 2007	By:	/s/ David Barrett
David Barrett
Chief Financial Officer